UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

Acadia Healthcare Company, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35331	45-2492228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Tower Circle, Suite 1000 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 861-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ACHC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 28, 2025 (the “Closing Date”), Acadia Healthcare Company, Inc. (the “Company”) entered into a new Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and certain lender parties thereto. The Credit Agreement provides for a $1 billion senior secured revolving credit facility (including a $50 million sublimit for the issuance of letters of credit and a $50 million swingline subfacility) (the “Revolving Facility”) and a $650 million senior secured term loan facility (the “Term Loan Facility” and, together with the Revolving Facility, the “Senior Facilities”), each scheduled to mature on February 28, 2030. The Credit Agreement replaces the Company’s existing Credit Agreement, dated as of March 17, 2021 (as amended, the “Existing Credit Agreement”), among the Company, Bank of America, N.A., as administrative agent, and the other lenders party thereto, which provided for a $600 million revolving credit facility (of which approximately $485 million was drawn) and a term loan facility under which approximately $671 million was outstanding, each of which was scheduled to mature on March 17, 2026. As of the Closing Date, the full $650 million amount of the Term Loan Facility was funded and $550 million was funded under the Revolving Facility, which amounts were used, among other things, to refinance the outstanding obligations under the Existing Credit Agreement.

The Credit Agreement includes the option to increase the amount of the Senior Facilities, which may take the form of increases to the Revolving Facility or the Term Loan Facility or the issuance of one or more additional term loan facilities (collectively, the “Incremental Facilities”), upon obtaining additional commitments from new or existing lenders and the satisfaction of customary conditions precedent for such Incremental Facilities. Such Incremental Facilities may not exceed the sum of (1) the greater of (x) $710 million and (y) an amount equal to 100% of Consolidated EBITDA (as defined in the Credit Agreement) of the Company and (2) additional amounts so long as, after giving effect thereto, the Consolidated Senior Secured Net Leverage Ratio (as defined in the Credit Agreement) of the Company does not exceed 4.0 to 1.0.

Borrowings under the Senior Facilities bear interest at a floating rate equal to, at the Company’s option, either (i) a SOFR-based rate plus a margin ranging from 1.375% to 2.250% or (ii) a base rate plus a margin ranging from 0.375% to 1.250% (in each case, depending on the Company’s Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement)). An unused fee ranging from 0.20% to 0.35% (depending on the Company’s Consolidated Total Net Leverage Ratio) is payable quarterly in arrears on the average daily undrawn portion of the commitments in respect of the Revolving Facility. The Term Loan Facility requires quarterly amortization payments aggregating 2.5% of the original Term Loan Facility amount during the first year following the Closing Date, with such annual amount increasing to 5.0% for the second and third years, 7.5% in the fourth year, and 10% during the fifth year.

Subject to certain exceptions, substantially all of the Company’s existing and subsequently acquired or organized direct or indirect wholly-owned U.S. subsidiaries (collectively, the “Guarantors”) are required to guarantee the repayment of the Company’s obligations under the Credit Agreement. The obligations of the Company and each of the Guarantors with respect to the Credit Agreement are secured by a pledge of substantially all assets of the Company and each Guarantor (excluding all real property and certain other customarily excluded assets).

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants, including limitations on the ability of the Company and its subsidiaries to incur debt, permit additional liens, make investments and acquisitions, merge or consolidate with others, dispose of assets, pay dividends and distributions, pay junior indebtedness and enter into affiliate transactions, in each case, subject to certain exceptions. In addition, the Credit Agreement contains financial covenants requiring the Company to maintain, on a consolidated basis as of the last day of each quarterly period, a Consolidated Total Net Leverage Ratio of not more than 5.0 to 1.0 (which ratio may be increased in connection with a material acquisition to 5.5 to 1.0 for a four quarter period up to three times during the term of the Credit Agreement) and a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of at least 3.0 to 1.0. The Credit Agreement also includes events of default customary for facilities of this type. Upon the occurrence of an event of default, among other things, all outstanding loans under the Senior Facilities may be accelerated and collateral remedies may be exercised.

The foregoing description does not constitute a complete summary of the terms of the Credit Agreement and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Some of the financial institutions party to the Existing Credit Agreement and the Credit Agreement and their respective affiliates have performed, and/or may in the future perform, various commercial banking, investment banking and other financial advisory services in the ordinary course of business for the Company and its subsidiaries for which they have received and/or will receive customary fees and commissions.

Item 1.02	Termination of Material Definitive Agreement

On the Closing Date, upon entry into the Credit Agreement as described in Item 1.01 above, the Company terminated the Existing Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Credit Agreement, dated as of February 28, 2025, among Acadia Healthcare Company, Inc., the several banks and other financial institutions as may from time to time become parties thereunder as lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acadia Healthcare Company, Inc.

By:	/s/ Brian P. Farley
Brian P. Farley
Executive Vice President, Secretary and General Counsel

Date: February 28, 2025